Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of The Kroger Co. (the “Company”) hereby constitute and appoint Christine S. Wheatley and Stacey M. Heiser and each of them (with full power to each of them to act alone) his or her true and lawful attorneys-in-fact to sign and agent for him or her and on his or her behalf and in his or her name, place and stead, to sign, execute and affix his or her seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of such number of Common Shares of the Company as the Company may determine to include in the registration statement or any amendment thereto, and an indeterminate number of plan interests associated therewith, with respect to the selling of any such shares to employees of the Company or its subsidiaries pursuant to The Kroger Co. Savings Plan: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned directors have hereunto set their hands as of the 25th day of June 2015.

/s/ Nora A. Aufreiter	/s/ Clyde R. Moore
Nora A. Aufreiter	Clyde R. Moore

/s/ Robert D. Beyer	/s/ Susan M. Phillips
Robert D. Beyer	Susan M. Phillips

/s/ Susan J. Kropf	/s/ James A. Runde
Susan J. Kropf	James A. Runde

/s/ David B. Lewis	/s/ Ronald L. Sargent
David B. Lewis	Ronald L. Sargent

/s/ W. Rodney McMullen	/s/ Bobby S. Shackouls
W. Rodney McMullen	Bobby S. Shackouls

/s/ Jorge P. Montoya
Jorge P. Montoya